Exhibit 10.11

FIRST AMENDMENT TO THE LEASE AGREEMENT

DATED December 30, 1999, between

Green Valley Corporation, a California Corporation (“Landlord”) and, Echelon, The

LonWorks Company, a California Corporation, (“Tenant”).

This First Amendment shall document an adjustment to the Lease dated December 30, 1999.

This First Amendment shall be effective upon Tenant’s signature, whereupon the following modifications and additions are made to the terms and conditions of the Lease referred to above:

1. Section 3 (A) of the Lease shall be amended as follows:

3. (A). Base Monthly Rent. Upon the Commencement Date and continuing throughout the Initial Lease Term, Tenant shall pay to Landlord Base Monthly Rent of $2.151 for each “Rentable Square Foot” of the Building area (“Base Monthly Rent”). For purposes of this lease the term “Rentable Square Foot” shall be defined as the “Gross Building Area” consistent with BOMA document Z65.1/1996, attached as Exhibit E, which area is computed by measuring to the outside finished surface of the Building’s outer walls without any deductions. Premised on the Rentable Square Foot measurement of the building as completed equaling 75,000 square feet, the annualized Base Monthly Rent for the Initial Term shall be:

Lease Year	Base Rent/SF	Annual Base Rent	Base Monthly Rent
1	$2.151	$1,935,895.84	$161,324.65
2	$2.165	$1,948,272.72	$162,356.06
3	$2.180	$1,962,220.90	$163,518.41
4	$2.198	$1,977,787.52	$164,815.63
5	$2.206	$1,985,021.15	$165,418.43
6	$2.249	$2,023,971.78	$168,664.32
7	$2.316	$2,084,690.94	$173,724.24
8	$2.386	$2,147,231.67	$178,935.97
9	$2.457	$2,211,648.62	$184,304.05
10	$2.531	$2,277,998.07	$189,833.17

2. Section 3 (F) of Exhibit C of the Lease shall amended as follows:

F. Failure to Agree on Plans or Obtain Permits: If for any reason, (i) all required Permits for the Demolition are not obtained by the date for obtaining such Permits as set forth in the Project Schedule (the “Demolition Permit Date”), or (ii) any occupant of the area affected by the Demolition has not surrendered possession of such property to the Landlord on or before October 31, 2000, then Tenant shall have remedies as set forth in the Lease.

All other terms and conditions to the Lease shall remain unchanged.

TENANT: Echelon, The LonWorks Company, A California corporation

By	/s/ Russ Harris
Authorized Representative

Date:	May 10, 2000

LANDLORD: Green Valley Corporation, a California Corporation

By:	/s/ Marianne Bacigalupi
Marianne Bacigalupi, Senior Vice President

Date:	May 10, 2000